EXHIBIT 3.2

AMENDED AND RESTATED
BY-LAWS
OF
AUTHENTEC, INC.

Effective June 14, 2004

BY-LAWS
OF
AUTHENTEC, INC.
ARTICLE I
Offices
     Section 1. Principal and Registered Offices. The principal office of the Company shall be located at such place as the Board of Directors may specify from time to time. The registered office of the Company shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     Section 2. Other Offices. The Company may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II
Meetings of Stockholders
     Section 1. Place of Meeting. Meetings of stockholders shall be held at the principal office of the Company or at such other place or places, either within or without the State of Delaware, as shall either (i) be designated in the notice of the meeting or (ii) be agreed upon at or before the meeting by a majority of the stockholders entitled to vote at the meeting.
     Section 2. Annual Meetings. The annual meeting of stockholders shall be held at 10 o’clock a.m. on the second Tuesday in September each year, if not a legal holiday, but if a legal holiday, then on the next business day which is not a legal holiday, for the purpose of electing directors of the Company and the transaction of such other business as may be properly brought before the meeting.
     Section 3. Substitute Annual Meeting. If the annual meeting is not held on the day designated by these by-laws, a substitute annual meeting may be called in accordance with Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.
     Section 4. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman or by order of the Board of Directors, and shall be called by the Chairman or by order of the Board of Directors upon the written request of any member of the Board of Directors or the holder or holders of at least 10% of all the shares of capital stock entitled to vote at the meeting.
     Section 5. Notice of Meetings. Written or printed notice, stating the time and place of the meeting and, in the case of a special meeting, briefly describing the purpose or purposes of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder of record entitled to vote at the meeting, by delivering a written notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed to him at his last address as it appears on the stock records of the Company. It shall be the primary responsibility of the Secretary to give the notice, but notice may be given by or at the direction of the President or other person or persons calling the meeting. If a matter (other than the election of directors) is to be considered at an annual meeting on which a vote of stockholders is required by law or otherwise, notice shall be given as if the meeting were a special meeting. If any stockholder shall, in person or by attorney thereunto authorized, waive in writing notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.
     Section 6. Proxies A stockholder may attend, represent, and vote his shares at any meeting in person, or be represented and have his shares voted for by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy. Each proxy shall be revocable unless otherwise expressly provided therein or unless otherwise made irrevocable by law.
     Section 7. Quorum. Except as otherwise provided by law, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 8. Voting of Shares. Each outstanding share of voting capital stock of the Company shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the certificate of incorporation. The vote by the holders of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, by the certificate of incorporation, or by these by-laws of the Company. Voting on all matters shall be by voice vote or by a show of hands, unless the holders of 10% of the shares represented at the meeting shall demand a vote by written ballot on a particular matter.
     Section 9. Action Without Meeting. Any action which the stockholders could take at a meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The consent shall be filed with the Secretary of the Company as part of the corporate records. Such written consent shall have the same force and effect as a vote of stockholders, and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Delaware, or any other state wherein the Company may do business.

     Section 10. Meeting by Use of Conference Telephone. Subject to the requirement for notice of meetings and if permitted by applicable law, stockholders may participate in and hold a meeting of such stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other for the duration of such meeting, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 11. Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty days, and in case of a meeting of stockholders not less ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. If the stock transfer books are not closed, and no record date is fixed for the determination of stockholders, or of stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of stockholders.
     Section 12. List of Stockholders. It shall be the duty of the Secretary or other officer of the Company who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every stockholders meeting, a complete list of stockholders entitled to vote at such meeting arranged in alphabetical order. Such list shall be open to the examination of any stockholder at the principal office of the Company for said ten days before such meeting, and shall be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder who may be present. The stock records of the Company shall be the only evidence of who are the stockholders entitled to examine such list or the books of the Company or to vote in person or by proxy at such meetings.
ARTICLE III
Board of Directors
     Section 1. General Powers. The business and affairs of the Company shall be managed by the Board of Directors except as otherwise provided by law, by the certificate of incorporation of the Company or by these by-laws.
     Section 2. Number, Term and Qualification. The Board of Directors shall consist of six members and shall be elected as follows:

     (1) The holders of the Series D Convertible Preferred Stock (“Series D Preferred Stock”), voting together as a single class, shall be entitled to elect one (1) member of the Board (the “Series D Director”) at each meeting, or pursuant to each consent, of the Company’s stockholders for the election of directors;
     (2) The holders of the Series C Convertible Preferred Stock (“Series C Preferred Stock”), voting together as a single class, shall be entitled to elect one (1) member of the Board (the “Series C Director”) at each meeting, or pursuant to each consent, of the Company’s stockholders for the election of directors;
     (3) The holders of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”), voting together as a class, shall be entitled to elect two (2) members of the Board (the “Series A/B Directors”) at each meeting, or pursuant to each consent, of the Company’s stockholders for the election of directors; and
     (4) The holders of the Common Stock and the Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect two (2) members of the Board (the “Mutual Directors”).
     Section 3. Removal.
     (1) Any Series D Director (including any director elected as provided in Section 5(1)) may be removed during the aforesaid term of office, with or without cause, only by the affirmative vote or written consent of the holders of at least a majority of the Series D Preferred Stock.
     (2) Any Series C Director (including any director elected as provided in Section 5(2)) may be removed during the aforesaid term of office, with or without cause, only by the affirmative vote or written consent of the holders of at least a majority of the Series C Preferred Stock.
     (3) Any Series A/B Director (including any director elected as provided in Section 5(3)) may be removed during the aforesaid term of office, with or without cause, only by the affirmative vote or written consent of the holders of at least a majority of Series A Preferred Stock and Series B Preferred Stock, voting together.
     (4) Any Mutual Director (including any director elected as provided in Section 5(4)) may be removed during the aforesaid term of office, with or without cause, only by the affirmative vote or written consent of the holders of at least a majority of the Common Stock and Preferred Stock, voting together as a class on an as-converted basis.
     Section 4. Resignation. Any director of the Company may resign at any time by giving written notice to the President or the Secretary of the Company. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Vacancies.
     (1) In the case of any vacancy in the office of the Series D Director, the holders of at least a majority of the shares of the Series D Preferred Stock shall elect a successor or successors to hold the office for the unexpired term of the director whose place shall be vacant.
     (2) In the case of any vacancy in the office of the Series C Director, the holders of at least a majority of the shares of the Series C Preferred Stock shall elect a successor or successors to hold the office for the unexpired term of the director whose place shall be vacant.
     (3) In the case of any vacancy in the office of a Series A/B Director, the remaining Series A/B Director (if any) may elect a successor to hold the office for the unexpired term of the director whose place or places shall be vacant unless such successor is otherwise elected pursuant to the following sentence. Notwithstanding the preceding sentence, the holders of at least a majority of the shares of the Series A Preferred Stock and Series B Preferred Stock, voting together, shall elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant.
     (4) In the case of any vacancy in the office of the Mutual Director, the holders of a majority of the shares of the Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, shall elect a successor or successors to hold the office for the unexpired term of the director whose place shall be vacant.
     Section 6. Compensation. The directors shall not receive compensation for their services as such, except that the directors shall be entitled to be reimbursed, in accordance with Company policies adopted by the Board of Directors, for any reasonable expenses paid by them by reason of their attendance at any regular or special meeting of the Board of Directors or any of its committees, and by resolution of the Board of Directors, the directors who are not employees of the Company may be paid fees, which may include but are not restricted to fees for attendance at meetings of the Board or any of its committees. Any director may serve the Company in any other capacity and receive compensation therefor.
ARTICLE IV
Meetings of Directors
     Section 1. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the stockholders. The Board of Directors may by resolution provide for the holding of regular meetings of the Board on specified dates and at specified times. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday or on a date designated in the notice of the meeting during either the same week in which the regularly scheduled date falls or during the preceding or following week. Regular meetings of the Board shall be held at the principal office of the Company or at such other place as may be designated in the notice of the meeting. Notice of annual meetings or any regular meetings held at the principal office of the Company and at the usual scheduled time shall not be required.
     Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any one director. Such meetings may be held at the time and place designated in the notice of the meeting.
     Section 3. Notice of Meetings. The Secretary or other person or persons calling a meeting for which notice is required shall give notice by mail or telegram at least five days before the meeting, or by telephone at least twenty-four hours before the meeting. Oral notice may be substituted for such written notice if given not less than five days before the meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of the notice. Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in this notice of such meeting.
     Section 4. Quorum. A majority of the directors in office shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, but a smaller number may adjourn the meeting from time to time until a quorum shall be present. Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.
     Section 5. Manner of Acting. Except as otherwise provided by law, these by-laws or the certificate of incorporation of the Company or otherwise, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 6. Action Without Meeting. Action taken by a majority of the directors or of a committee of directors without a meeting is nevertheless Board or committee action, if written consent to the action is signed by all the director or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee, whether done before or after the action is taken. Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Delaware, or any other state wherein the Company may do business.
     Section 7. Meeting by Use of Conference Telephone. Any one or more directors or members of a committee may participate in a meeting of the Board or any of its committees by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other for the duration of such meeting, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE V
Committees
     Section 1. Designation of Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in these by-laws or in the resolution of the Board of Directors establishing the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company except to the extent provided by the Delaware General Corporation Law. Such committees or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
     Section 2. Executive Committee. There may be an Executive Committee of not more than three directors designated by resolution passed by a majority of the whole Board of Directors. Such committee may meet at stated times, or on notice to all by any of their own number. During intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, except that the Executive Committee shall not have authority to authorize or approve the following matters:
     (a) The dissolution, merger or consolidation of the Company or the sale, lease or exchange of all or substantially all the property or assets of the Company.
     (b) The designation of an Executive Committee or any other committee of directors having power to exercise any of the authority of the Board of Directors in the management of the Company or the filling of vacancies in the Board of Directors or in such committee.
     (c) The fixing of compensation of the directors for serving on the Board or on such committee.
     (d) The amendment or repeal of the by-laws, or the adoption of new by- laws.
     (e) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.
     (f) Any increase in the number of shares of Common Stock reserved for issuance to employees, officers, directors, consultants or other persons performing services for the Company as provided in the certificate of incorporation of the Company.
Vacancies in the membership of the Executive Committee shall be filled by a majority of the whole Board of Directors at a regular meeting or at a special meeting called for that purpose.
     Section 3. Audit Committee. There may be an Audit Committee of one or more directors who are not employees of the Company designated by resolution passed by a majority of the whole Board of Directors. Such committee may meet at stated times, or on notice to all by any of their own number. The Audit Committee shall have and may exercise the following powers of the Board of Directors in the management of the business and affairs of the Company:
     (a) Nominate an independent public accounting firm to serve as the Company’s external auditor for approval by the whole Board of Directors and recommend the compensation of the external auditors to the whole Board of Directors;
     (b) Discuss with the Company’s external auditors the scope and timing of their examination of the financial records of the Company, with particular attention to those areas where either the Committee or the external auditors believe special attention should be directed;
     (c) Implement, and invite the advice of external auditors on, such internal accounting controls, procedures and systems, including an internal auditor department, as may help to ensure accountability and the preparation of complete and correct financial statements;
     (d) Direct, monitor and discuss with the Company’s internal auditors the scope of their examinations, the effectiveness of internal controls, the revision or establishment of new controls, and the findings of their audits and their recommendations with respect thereto;
     (e) Direct the internal and external auditors to perform such supplemental reviews or audits as it in its discretion deems appropriate;
     (f) Review the Company’s annual financial statements and the external auditor’s report thereon with the external auditors to determine whether the external auditors have received all the information and explanations that they have requested and to discuss the meaning and significance of the audited figures and notes thereto and information omitted therefrom;
     (g) Review the external auditor’s annual findings and recommendations to management and advise the whole Board with respect thereto; and
     (h) Take all such other action as may be necessary or appropriate in connection with the foregoing or as may be authorized in a resolution approved by a majority of the Board of Directors.

Vacancies in the membership of the Audit Committee shall be filled by a majority of the whole Board of Directors at a regular meeting or at a special meeting called for that purpose.
     Section 4. Compensation Committee. There shall be a Compensation Committee of one or more of the directors, who are not employees of the Company, designated by a majority of the whole Board of Directors. Such committee may meet at stated times, or on notice to all by any of their own number. The Compensation Committee shall have and may exercise the following powers of the Board of Directors in the management of the business and affairs of the Company:
     (a) Subject to approval of the whole Board of Directors, determine, establish, review, amend, renew, revise, grant, award, implement, increase or decrease the cash and noncash compensation of each officer, salaried employee, agent of or consultant to the Company (subject to any employment or other agreement such officer, employee, agent or consultant may have with the Company) on an annual, semi-annual or other periodic basis and deliver its recommendations with respect to the foregoing to the whole Board of Directors for appropriate action;
     (b) Subject to the approval of the whole Board of Directors and to obtaining the approvals contemplated by the certificate of incorporation of the Company, administer, establish, review, amend, renew, revise and implement each and every personnel policy, collective bargaining agreement, stock option plan, bonus, incentive award, vacation pay, severance pay, consulting agreement or any other employee benefit plan, agreement, arrangement or understanding provided by the Company to its employees, officers, directors or consultants and deliver its recommendations with respect to the foregoing to the whole Board of Directors for appropriate action; and
     (c) Subject to approval of the whole Board of Directors, take all such other action as may be necessary or appropriate in connection with the foregoing, including, with the approval of the whole Board of Directors, delegation of any of its responsibilities to appropriate officers or employees of the Company.
     Vacancies in the membership of the Compensation Committee shall be filled by a majority of the whole Board of Directors at a regular meeting or at a special meeting called for that purpose.
     Section 5. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors at or before the next meeting of the Board.
     Section 6. Action Without Meeting; Telephonic Meeting. Action may be taken by each committee in the manner allowed by the Board of Directors pursuant to Section 6 and 7 of Article IV.

ARTICLE VI
Officers
     Section 1. Titles. The officers of the Company shall be elected by the Board of Directors and shall consist of a President, a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board of Directors, an Executive Vice President, one or more additional Vice Presidents, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other officers as it shall deem necessary. Except as otherwise provided in these by-laws, the additional officers shall have the authority and perform the duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.
     Section 2. Election and Term. The officers of the Company shall be elected by the Board of Directors at the regular meeting of the Board held each year immediately following the annual meeting of the stockholders. Each officer shall hold office until the next regular meeting at which officers are to be elected and until a successor is elected and qualifies or until his death, resignation, or removal pursuant to these by-laws.
     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Company will be served, but removal shall be without prejudice to any contract rights of the individual removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     Section 4. Vacancies. Vacancies among the officers may be created and filled by the Board of Directors.
     Section 5. Compensation. The compensation and all other terms of employment of the officers shall be fixed by the disinterested members of the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Company.
     Section 6. Chairman of the Board of Directors. The Chairman of the Board of Directors, if such officer is elected, shall preside at meetings of the Board of Directors and shall have such other authority and perform such other duties as the Board of Directors shall designate.
     Section 7. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Company and shall be in general charge of the external and strategic affairs of the Company in the ordinary course of its business. In the absence of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and the stockholders. Further, the Chief Executive officer may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, as may be performed by the president of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Company. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

     Section 8. President. The President shall be in general charge of the internal and operational affairs of the Company in the ordinary course of its business, and, in the absence of the Chief Executive Officer, shall preside at meetings of the stockholders. The President may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, as may be performed by the president of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Company. The President shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.
     Section 9. Vice Presidents. The Executive Vice President, if such, officer is elected, shall exercise the powers of the President during that officer’s absence or inability to act. In default of both the President and the Executive Vice President, any other Vice President may exercise the powers of the President. Any action taken by a Vice President in the performance of the duties of the President shall be presumptive evidence of the absence or inability to act of the President at the time the action was taken. The Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors.
     Section 10. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Company and shall receive, deposit or disburse the same under the direction of the Board of Directors. The treasurer shall keep full and accurate accounts of the finances of the Company and shall cause a true statement of the assets and liabilities of the Company as of the close of each fiscal year and of the results of its operations and of changes in surplus, all in reasonable detail, to be made and filed at the principal office of the Company within four months after the end of the fiscal year. The statement shall be available for inspection by any stockholder for a period of ten years, and the Treasurer shall mail or otherwise deliver a copy of the latest statement to any stockholder upon written request. The Treasurer shall in general perform all duties incident to the office and such other duties as may be assigned from time to time by the President or by the Board of Directors.
     Section 11. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability to act.
     Section 12. Controller and Assistant Controllers. The Controller shall have charge of the accounting affairs of the Company and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.
     Section 13. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders and of the Board of Directors and shall give all notices required by law and by these by-laws. The Secretary shall have general charge of the corporate books and records and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Company and shall keep at the principal office of the Company a record of stockholders, showing the name and address of each stockholder and the number and class of the shares held by each. The Secretary shall sign such instruments as may require the signature of the Secretary, and in general shall perform the duties incident to the office of Secretary and such other duties as may be assigned from time to time by the President or by the Board of Directors.
     Section 14. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.
     Section 15. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority in behalf of the Company to attend, act and vote at meetings of the stockholders of any Company in which this Company may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Company might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.
ARTICLE VII
Capital Stock
     Section 1. Certificates. Certificates for shares of the capital stock of the Company shall be in such form not inconsistent with the certificate of incorporation of the Company as shall be approved by the Board of Directors. The certificates shall be consecutively numbered or otherwise identified. The name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Company. Each certificate shall be signed by the President or any Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer provided, that where a certificate is signed by a transfer agent or assistant transfer agent of the Company, the signatures of such officers of the Company upon the certificate may be by facsimile, engraved or printed. Each certificate shall be sealed with the seal of the Company or a facsimile thereof.
     Section 2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Company only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.
     Section 3. Restrictions on Transfer of Shares. Shares of capital stock of the Company shall not be transferred except as provided under the terms of any agreements covering such shares among the holders of such shares and the Company. Stock certificates issued by the Company representing shares of its common or preferred stock shall bear any legend required to be placed thereon by the terms of any agreements covering such shares by and among the holders of such shares and the Company.

     Section 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.
     Section 5. Regulations. The Board of Directors shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Company.
     Section 6. Lost Certificates. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit from the person explaining the loss or destruction. When authorizing issuance of a new certificate, the Board may require the claimant to give the Company a bond in a sum as it may direct to indemnify the Company against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring a bond.
ARTICLE VIII
General Provisions
     Section 1. Dividends. The Board of Directors may from time to time declare, and the Company may pay, dividends out of its earned surplus on its outstanding shares in the manner and upon the terms and conditions provided by law.
     Section 2. Seal. The seal of the Company shall have inscribed thereon the name of the Company and “Delaware” around the perimeter, and the words “Corporate Seal” in the center.
     Section 3. Waiver of Notice. Whenever notice is required to be given to a stockholder, director or other person under the provisions of these by-laws, the certificate of incorporation of the Company or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to giving the notice.
     Section 4. Depositories and Checks. All funds of the Company shall be deposited in the name of the Company in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Company by such person or persons as the Board of Directors may from time to time designate.
     Section 5. Bond. The Board of Directors may by resolution require any or all officers, agents and employees of the Company to give bond to the Company, at the Company’s expense, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board.
     Section 6. Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 7. Taxable Year. The taxable year of the Company shall be the period ending on December 31 of each year or such other period as the Board of Directors shall from time to time determine.
Section 8. Indemnification of Directors and Officers.
     (a) Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, finds, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an “undertaking”).
     (b) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indenmitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Company.
     (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, these by-laws, by agreement, by vote of stockholders or disinterested directors or otherwise.
     (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss under the Delaware General Corporation Law.
     (e) Indemnification of Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Company to the fullest extent of the provisions of the Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.
     Section 9. Amendments. Except as otherwise provided herein or in the certificate of incorporation, these by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of the holders of shares of the Company then issued and entitled to vote at any annual meeting or at any special meeting of stockholders called for the purpose of considering such action that constitute at least a majority of the aggregate voting power of the outstanding capital stock of the Company.
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